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                                                                     Exhibit 4.1

                          THIRD SUPPLEMENTAL INDENTURE

         THIS THIRD SUPPLEMENTAL INDENTURE (this "THIRD SUPPLEMENTAL INDENTURE"), dated as of December 20, 2002, is made by and among R.H. DONNELLEY INC., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the "COMPANY"), R.H. DONNELLEY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor and successor to The Dun & Bradstreet Corporation ("RHD"), R.H. DONNELLEY ACQUISITIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor ("ACQUISITIONS"), R.H. DONNELLEY APIL, INC., a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor ("APIL"), R.H. DONNELLEY CD, INC., a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor ("RHD/CD"), GET DIGITAL SMART.COM, INC., a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor ("GET DIGITAL"), R.H. DONNELLEY ACQUISITIONS II, INC., a corporation duly organized and existing under the laws of the State of Kansas, as a guarantor ("ACQUISITIONS II") (the foregoing guarantors collectively referred to herein as the "GUARANTORS"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "TRUSTEE").

                                    RECITALS:

         A. The Company, RHD and the Trustee have entered into an Indenture, dated as of June 5, 1998, as amended by the First Supplemental Indenture, dated as of November 25, 2002, by and among the Company, as issuer, RHD, as a guarantor, Acquisitions, as a guarantor, APIL, as a guarantor, RHD/CD, as a guarantor, Get Digital, as a guarantor, and the Trustee, and further amended by the Second Supplemental Indenture, dated as of December 20, 2002, by and among the Company, as issuer, the Guarantors and the Trustee (as so amended, the "INDENTURE").

         B. Pursuant to the Indenture, the Company issued, the Guarantors guaranteed and the Trustee authenticated and delivered an aggregate principal amount of $150,000,000 of the Company's 9 1/8% Senior Subordinated Notes due 2008 (the "NOTES").

         C. The Company desires and has requested the Guarantors and the Trustee to join with the Company in the execution and delivery of this Third Supplemental Indenture for the purpose of amending the Indenture in order to eliminate certain covenants and Events of Default.

         D. Section 902 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee to change certain provisions of the Indenture or modify certain rights of the holders of the Notes with the consent of Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes and the authorization by a resolution of the Board of Directors of the Company.

         E. Pursuant to a solicitation by the Company, consents to the amendments to the Indenture, which will eliminate certain covenants and Events of Default pursuant to this Third Supplemental Indenture, of Holders of at least a majority in aggregate principal amount of the Outstanding Notes have been received and a resolution of the Board of Directors of the Company has authorized the Company to enter into this Third Supplemental Indenture with the Guarantors and the Trustee.
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         F. The Company has furnished, or caused to be furnished, to the
Trustee, and the Trustee has received, an Officers' Certificate and an Opinion of Counsel stating, among other things, that this Third Supplemental Indenture is authorized or permitted by the Indenture.

         G. All things necessary to make this Third Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee and a valid amendment to the Indenture have been done.

         NOW THEREFORE, the parties hereto agree for the benefit of the other parties, as follows:

                                   AGREEMENT:

         SECTION 1. DEFINITIONS. Capitalized terms used but not otherwise defined in this Third Supplemental Indenture have the meanings ascribed thereto in the Indenture.

         SECTION 2. AMENDMENTS TO THE INDENTURE.

         2.1 Subsection (6) of SECTION 501 of ARTICLE FIVE of the Indenture is amended by deleting the subsection in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.2 Subsection (7) of SECTION 501 of ARTICLE FIVE of the Indenture is amended by deleting the subsection in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.3 SECTION 801 of ARTICLE EIGHT of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.4 SECTION 802 of ARTICLE EIGHT of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.5 SECTION 1004 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.6 SECTION 1005 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.7 SECTION 1006 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

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         2.8 SECTION 1007 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.9 SECTION 1008 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.10 SECTION 1009 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.11 SECTION 1010 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.12 SECTION 1011 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.13 SECTION 1012 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.14 SECTION 1013 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.15 SECTION 1014 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.16 SECTION 1015 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.17 SECTION 1016 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.18 SECTION 1017 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.19 SECTION 1018 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

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         2.20 SECTION 1019 of ARTICLE TEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.21 SECTION 1205 of ARTICLE TWELVE of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.22 SECTION 1404 of ARTICLE FOURTEEN of the Indenture is amended by deleting the section in its entirety, together with any references thereto in the Indenture, and replacing it with the following: "Intentionally omitted."

         2.23 Any defined terms present in the Indenture, but no longer used as a result of the amendments made by this Third Supplemental Indenture are hereby eliminated. The definition of any defined term used in the Indenture, where such definition is set forth in any of the sections or subsections that are eliminated by this Third Supplemental Indenture and the term it defines is still used in the Indenture after the amendments hereby become effective, shall be deemed to become part of, and defined in, Section 101 of the Indenture. Such defined terms are to be in alphanumeric order within Section 101 of the Indenture.

         SECTION 3. MISCELLANEOUS.

         3.1 EFFECT AND OPERATION OF THIRD SUPPLEMENTAL INDENTURE. This Third Supplemental Indenture shall be effective and binding immediately upon its execution and thereupon this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, but, notwithstanding anything in the Indenture or this Third Supplemental Indenture to the contrary, this Third Supplemental Indenture shall not be operative until the Company has accepted for payment all of the Notes validly tendered pursuant to the Offer (as defined in the Company's Offer to Purchase and Consent Solicitation Statement, dated December 3, 2002 (the "STATEMENT")). If the Offer is terminated or withdrawn, or the Notes are not accepted for payment for any reason, this Third Supplemental Indenture will not become operative. Except as modified and amended by this Third Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect.

         3.2 CONFIRMATION AND PRESERVATION OF THE INDENTURE. The Indenture as modified and amended by this Third Supplemental Indenture is in all respects confirmed and preserved.

         3.3 INDENTURE AND THIRD SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Third Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Third Supplemental Indenture shall henceforth be read and construed together.

         3.4 TRUST INDENTURE ACT CONTROLS. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Third Supplemental Indenture by the Trust Indenture Act, the required provision shall control.

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         3.5 GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         3.6 SUCCESSORS. All agreements of the Company in this Third Supplemental Indenture shall bind its successors and assigns. All agreements of the Guarantors in this Third Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors and assigns.

         3.7 MULTIPLE COUNTERPARTS. The parties may sign multiple counterparts of this Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

         3.8 HEADINGS. The headings of the Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         3.9 SEPARABILITY. Each provision of this Third Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.10 BENEFITS OF THIRD SUPPLEMENTAL INDENTURE. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors, the holders of Senior Debt (subject to Article 12 of the Indenture) and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim.

         3.11 TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and the Guarantors and not of the Trustee.



                    [Signatures are on the following pages.]



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         IN WITNESS WHEREOF, the parties have caused this Third Supplemental
Indenture to be duly executed as of the date and the year first written above.

                                 R.H. DONNELLEY INC.


                                 By: /s/ Robert J. Bush
                                    -------------------------------
                                     Name:Robert J. Bush
                                     Title:   Vice President

                                 R.H. DONNELLEY CORPORATION


                                 By: /s/ Robert J. Bush
                                    -------------------------------
                                     Name:Robert J. Bush
                                     Title:   Vice President

                                 R.H. DONNELLEY ACQUISITIONS, INC.


                                 By: /s/ Robert J. Bush
                                    -------------------------------
                                     Name:Robert J. Bush
                                     Title:   Vice President

                                 R.H. DONNELLEY APIL, INC.


                                 By: /s/ Robert J. Bush
                                    -------------------------------
                                     Name:Robert J. Bush
                                     Title:   Vice President

                                 R.H. DONNELLEY CD, INC.


                                 By: /s/ Robert J. Bush
                                    -------------------------------
                                     Name:Robert J. Bush
                                     Title:   Vice President

                                 GET DIGITAL SMART.COM, INC.


                                 By: /s/ Robert J. Bush
                                    -------------------------------
                                     Name:Robert J. Bush
                                     Title:   Vice President

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                                 R.H. DONNELLEY ACQUISITIONS II, INC.


                                 By: /s/ Robert J. Bush
                                    -------------------------------
                                     Name:Robert J. Bush
                                     Title:   Vice President

                                 THE BANK OF NEW YORK


                                 By: /s/ Julie Salovitch-Miller
                                    -------------------------------
                                     Name: Julie Salovitch-Miller
                                     Title: Vice President


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